UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 22, 2017

Mallinckrodt public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3 Lotus Park, The Causeway, Staines-Upon-Thames,
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices)
+44 017 8463 6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 20, 2017, the Tax Cut and Jobs Act (“TCJA”) was passed by the U.S. Senate and the U.S. House of Representatives, and if and when it is signed in its current form by President Trump, it will become effective as law. Overall, the TCJA is expected to have a neutral to slightly positive impact on the non-GAAP adjusted tax expense of Mallinckrodt plc (“Mallinckrodt” or the “Company”) relative to current law. Guidance on the impact of the TCJA to the Company’s GAAP tax expense has not been provided due to the inherent difficulty of forecasting the timing or amount of items that would be included in calculating such impact.
Assuming that the TCJA is enacted into law, the Company estimates the TCJA will result in a deferred tax benefit of $450 million to $500 million to the Company largely associated with a reduction to its interest-bearing U.S. deferred tax liabilities ($1.6 billion as of September 29, 2017) to reflect the reduction in the corporate federal income tax rate in the U.S. from 35% to 21%, effective as of January 1, 2018.  For purposes of the Company’s non-GAAP adjusted tax expense prospectively, the beneficial impact from the reduction in the statutory rate will mostly be offset by tighter limitations on interest expense deductions. Notwithstanding the expected offset within the income statement, on the balance sheet, the amount of the interest-bearing deferred tax liabilities will be reduced by the prospective change in statutory rate but not increased by the prospective reduction in the limitation on interest expense.
Under the TCJA, the Company’s interest expense deduction in the U.S. is expected to be limited to approximately 50% of EBITDA of U.S. subsidiaries through September 28, 2018 and 30% through December 31, 2021. Payments on installment notes to U.S. subsidiaries of the Company which are included in their U.S. taxable income are also included in EBITDA for purposes of determining the limitation on the deduction for interest in the U.S.
The reduction in the interest-bearing deferred tax liabilities expected from the enactment of the TCJA is in addition to the expected reduction reported as a subsequent event in the Quarterly Report on Form 10-Q for the period ended September 29, 2017. The Company now expects its interest-bearing deferred tax liabilities to be less than $600 million after both events are reported, and will continue to look for opportunities to offset this liability with tax attributes in addition to interest expense deductions within the limitations described above. None of the benefit from the two events will be included in the Company’s non-GAAP adjusted tax expense.  In addition, the Company will continue its established practice of eliminating from its non-GAAP adjusted tax expense any deferred tax benefits resulting from the pay down of its intercompany installment loans. The amount of this eliminated benefit was $105 million, $325 million and $86 million during the fiscal years ended September 25, 2015, and September 30, 2016, and the quarter ended December 30, 2016 respectively, and is expected to be at least $250 million for the year ending December 29, 2017.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding the expected impact of the TCJA on Mallinckrodt’s adjusted tax expense and interest-bearing deferred tax liabilities and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: changes in laws and regulations, including future changes to U.S. and foreign tax laws and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as well as such section of Ocera Therapeutics, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY

Date:	December 22, 2017	By:	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Chief Financial Officer